UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 11, 2024

Molecular Templates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9301 Amberglen Blvd, Suite 100

Austin, Texas 78729

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 869-1555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MTEM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On October 11, 2024, the Board of Directors (the “Board”) of Molecular Templates, Inc. (the “Company”) unanimously approved, subject to stockholder approval, the liquidation and wind up of the Company through a dissolution pursuant to a plan of distribution while continuing to pursue strategic alternatives and potential funding sources intended to maximize the value of its business and assets. The Company intends to call a special meeting of its stockholders to seek approval of a plan of distribution and will file proxy materials relating to the special meeting with the Securities and Exchange Commission (the “SEC”) as soon as practicable. As previously reported, the Company commenced a process to explore strategic alternatives with its third-party advisors more than a year ago. To date, no viable strategic alternatives are available to the Company. Absent a change in circumstances, the Company does not presently expect that its stockholders will receive value for their shares of common stock in connection with a dissolution. If, following stockholder approval of a dissolution, the Board elects to continue to pursue strategic alternatives, complete a funding transaction prior to a dissolution or otherwise determines that the dissolution is not in the Company’s best interests or not in the best interests of its stockholders, the Board may direct that the dissolution and/or plan of distribution be abandoned, amended or modified to the extent permitted by Delaware law without the necessity of further stockholder approval. The Company has engaged third-party advisors, Rock Creek Advisors, LLC, to assist the Company in its ongoing efforts to identify strategic alternatives in an effort to monetize and maximize the value of the Company’s assets. There can be no assurance that these efforts will yield the desired outcome or result in any distribution to the Company’s stockholders.

The Company also plans to wind down the Phase 1 clinical studies for MT-6402 and MT-8421 but to continue discussions with the U.S. Food and Drug Administration (the “FDA”) with respect to MT-0169 for autoimmune indications.

On October 11, 2024, the Board approved a reduction in force of substantially all of the Company’s employees, other than key members of management necessary to implement the wind up and support the efforts to maximize the value of the business and its assets. The Company estimates that it will incur a negligible amount of costs in connection with the reduction in force, primarily consisting of legal fees and other related termination costs. The Company may incur additional costs as it finalizes all of the actions to be taken. The Company expects that the implementation of the reduction in force will be substantially complete in October 2024.

Forward-Looking Statements

This Form 8-K contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). The Company disclaims any intent or obligation to update these forward-looking statements and claims the protection of the Act’s Safe Harbor for forward-looking statements. All statements, other than statements of historical facts, included in this press release regarding strategy, prospects, plans, objectives of management and future operations are forward-looking statements. In addition, when or if used in this Form 8-K, the words “pursue,” “potential,” “desired,” “seek,” “will,” “estimate,” “expect,” “intend,” “plan,” “may” and similar expressions and their variants, as they relate to the Company may identify forward-looking statements. Examples of such statements include, but are not limited to, the expectations regarding the estimated costs in connection with the reduction in force, the timing of such costs; and the timing of completion of the reduction in force, the ongoing development of the Company’s product candidate MT-0169 and related discussions with the FDA, the Company’s ability to seek and obtain approval for a dissolution from its stockholders, the potential dissolution itself, potential dissolutions or stockholders(or lack thereof) and any potential strategic or other funding transactions of which there can be no assurance that such potential transactions will occur at all, will occur in the time necessary prior to a dissolution or will be on terms favorable to the Company and its stockholders. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to those risks identified under the heading “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 as filed with the SEC on August 14, 2024 and subsequently filed reports. Any forward-looking statements contained in this Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Molecular Templates, Inc.

Dated: October 11, 2024

	By:	/s/ Eric E. Poma, Ph.D.
	Name:	Eric E. Poma, Ph.D.
	Title:	Chief Executive Officer